We make water work. VIDLER Water. Quality. Life. Vidler Water Resources, Inc.

FORWARD LOOKING STATEMENTS SAFE HARBOR This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements; these include, without limitation, any projections or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures or other financial items; and any statements concerning plans, strategy and management objectives for future operations, as well as statements regarding future economic, industry, or company conditions or performance and any statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements often address current expected future business and financial performance, including the demand and pricing for Vidler Water Resources, Inc’s real estate and water assets, the completion of proposed monetization transactions, the return of capital to shareholders, and the reduction of costs. Forward-looking statements may contain words such as “expects,” “estimates,” “anticipates,” “intends,” “plans,” “projects,” “believes,” “seeks,” or “will.” All forward-looking statements included in this presentation are based on information available to Vidler Water Resources, Inc. as of the date hereof; Vidler Water Resources, Inc. specifically disclaims and assumes no obligation to update any forward-looking statements. Actual results could, and likely will, differ materially from those described in the forward-looking statements. Forward-looking statements involve risks and uncertainties, outside of our control, including, but not limited to, economic, competitive and governmental actions that may cause our business, industry, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in Vidler Water Resources, Inc’s periodic reports filed with the U.S. Securities and Exchange Commission. This presentation should be reviewed in connection with, and is qualified by, Vidler Water Resources, Inc’s Annual Report on Form 10-K filed for the period ending December 31, 2020, and Vidler Water Resources, Inc’s quarterly report on Form 10-Q filed for the period ended March 31, 2021. A number of the slides in the presentation contain information from public sources that Vidler Water Resources, Inc. has not independently verified. Vidler Water Resources, Inc. is a holding company. All references to the “Company” or “Vidler” refer collectively to the holding company and its subsidiary. VIDLER Water. Quality. Life.

Vidler Water Resources, Inc. (“Vidler”) is a private-sector water resource company focused on the development of reliable and sustainable water supplies for environmental, industrial, municipal, and domestic uses in geographic areas throughout the Southwest U.S. that lack available water resources. We conduct our business by working closely with many constituents in these communities: regulators, water utilities, Native North American tribes, community leaders, residential and commercial developers, and alternative energy companies. We ensure the water resources we develop and sell are sustainable and benefit the citizens and environment of the communities and regions we serve. We engage in our business activities through our long-standing environmental, social, and governance (ESG) principles. Our mission, and indeed the laws under which we operate, require that our assets are sustainable and provide a beneficial use to the citizens of the regions we serve. VIDLER Water. Quality. Life. Vidler Water Resources, Inc. (VWTR.Nasdaq)

Vidler Water Resources, Inc. / How we do what we do: VIDLER Water. Quality. Life. We pursue reliable and sustainable water development projects that solve current or projected water shortages or water quality issues for end users, such as alternative energy developers and municipalities. Our water resource development process includes: ● Site Feasibility Analysis ● Localized relationships ● Insuring sustainable aquifer Typical Buyers of Water Resources: ● Extensive due diligence ● Public participation and support potential managed through ● Developers ● Purchase assets at attractive ● Deep industry expertise groundwater recharge facilities ● Energy Companies valuations (Environmental Impact Statement and conjunctive management ● Industrial Users (EIS), Endangered Species Act, of well fields ● Municipal/Industrial suppliers Clean Water Act, etc..) ● Capital investments to bridge supply and demand IDENTIFICATION & ACQUISITION PERMITTING DEVELOPMENT SALE 1. 4.> 2. > 3. >

VIDLER Water. Quality. Life. Vidler Water Resources, Inc. MANAGEMENT TEAM: DOROTHY TIMIAN-PALMER President and Chief Executive Officer Ms. Timian-Palmer is President and CEO of Vidler Water Resources, Inc. (formerly known as PICO Holdings, Inc.). Ms. Timian-Palmer sets the strategic direction of the Company and oversees the Company’s day-to-day operations. Ms. Timian- Palmer has over 30 years of experience in the water resource field in the southwest United States. Ms. Timian-Palmer holds a Bachelor of Science degree in Engineering, specializing in water resources, from the University of Arizona. She is a registered Professional Civil Engineering and a licensed Water Right Surveyor in the State of Nevada. STEPHEN HARTMAN Executive Vice President Mr. Hartman has over 45 years of experience in ranch and farm properties, real estate development, government relations, and land use planning in the southwestern United States. Mr. Hartman oversees all legal matters including contact negotiations, contracts, and rights-of-way legal issues. Mr. Hartman is a licensed attorney in the State of Nevada and is a graduate of the University of San Diego law school and holds a bachelor's degree in Political Science from California State University at Northridge. MAXIM WEBB Executive Chairman, CFO Mr. Webb is the Executive Chairman and Chief Financial Officer of Vidler Water Resources, Inc. (formerly PICO Holdings, Inc.). Mr. Webb works with Ms. Timian-Palmer and the Board in setting the Company’s strategic direction and oversees all corporate finance. Mr. Webb has over 35 years of international experience as a finance professional. Mr. Webb’s experience includes corporate strategy, capital markets, capital allocation, corporate governance, and corporate finance and tax. Mr. Webb holds a B.Sc. in Biology from the University of London and is a member of the Institute of Chartered Accountants in England & Wales. DAVID MERRILL Vice President, Project Engineering Mr. Merrill has over 30 years of experience in water resource project development focused primarily in the southwest United States. He is responsible for project infrastructure, including cost analysis, feasibility, design, and construction. Mr. Merrill holds a Bachelor of Science degree in Civil Engineering from the University of Nevada, Reno. He is also a registered Professional Civil Engineer in Nevada and Arizona and is a licensed Water Right Surveyor in Nevada. GREG BUSHNER Vice President of Water Resource Development and Chief Hydrogeologist Mr. Bushner has over 35 years of experience in the water resource development field, focused primarily in the southwest United States, specializing in hydrogeology, artificial groundwater recharge and water well drilling. As Chief Hydrogeologist, Mr. Bushner oversees all scientific and technical issues concerning our water development projects. Mr. Bushner holds a Bachelor of Science degree in Geology from Northern Arizona University. He is a registered Hydrogeologist with the American Institute of Hydrology and is a licensed Geologist in of Arizona and California.

Vidler Water Resources, Inc. PAST PROJECTS • Vidler’s management team has successfully managed a wide variety of water resource and real estate projects in the southwest U.S. over the last 20 years for both Vidler Water and a former subsidiary called Nevada Land & Resource Company, which was sold in 2011. • To date, Vidler’s management team has realized proceeds of approximately $402 million on invested capital of approximately $158 million. • Our development projects have encompassed a wide variety of uses and locations including: land swaps with the Bureau of Land Management in Nevada; sale of land and water rights to Southern Nevada Water Authority; sale of water storage facility in California to San Diego County Water Authority; development and sale of water rights in northern Nevada, southern Nevada, Colorado, and New Mexico to various utilities and developers; sale of Long-Term Storage Credits in Arizona to the Arizona Water Banking Authority and the Central Arizona Water Conservation District; among other entities; and sale of agricultural properties and water rights in Arizona and Idaho. VIDLER Water. Quality. Life.

Vidler Water Resources, Inc.

Current Projects

1) **Vidler Recharge Facility** – over 250,000 acre-feet of Long-Term Storage Credits
2) **Phoenix AMA Storage Credits** – over 28,000 acre-feet of Long-Term Storage Credits
3) **Colorado Water Rights** – 101 acre-feet of water rights for sale or lease and 63 acre-feet of water rights on existing long-term lease
4) **Fish Springs Ranch Project** – 13,000 acre-feet of water rights and 7,500 acres of ranchland
5) **Carson-Lyon Intertie** – 1,350 acre-feet of municipal water rights and 4,340 acre-feet of Carson River agricultural water rights
6) **Tule Desert** – 2,900 acre-feet of water rights with an additional 4,340 acre-feet of water rights once stage pumping has commenced
7) **Kane Springs-Coyote Springs** – 500 acre-feet of water rights
8) **Clover Valley, Garden Valley, Coal Valley and Pahroc Valley** – pending water rights applications
9) **Dry Lake Valley** – 1,009 acre-feet of water rights and 600 acres of land


Boise
Salt Lake City
Denver
Carson City
Sacramento
Las Vegas
Santa Fe
Albuquerque
Phoenix
Austin
1
2
3
4
5
6
7
8
9
Major Highways
Conflict potential – Moderate
Conflict potential – Substantial
Conflict potential – Highly likely

Southwestern U.S. Water Supply Forecast in 2025

Source: Department of Interior and Vidler Water Company

VIDLER
Water. Quality. Life.

VIDLER Water. Quality. Life. Economic Growth in Northern Nevada:

Vidler Water Resources, Inc. Northern Nevada Projects: VIDLER Water. Quality. Life. In 2000, Vidler purchased a controlling interest in the Fish Springs Ranch property north of Reno, Nevada. The ranch currently consists of approximately 7,500 acres of ranchland and 13,000 acre-feet of fully permitted groundwater rights from the Nevada State Engineer. This sustainable groundwater supply originates as recharge mostly from the nearby Virginia Range. Vidler obtained all appropriate federal, state, and local permits to move approximately 8,000 acre-feet of groundwater from Fish Springs Ranch to the North Valleys of Reno for the community’s use. The project required the construction of a 35-mile pipeline, pump station, electric sub-station, and six wells, which Vidler completed in 2009 and dedicated to what is now the Truckee Meadows Water Authority, serving the North Valleys of Reno. Until the water is used for new development the Truckee Meadows Water Authority, the City of Reno, and the City of Sparks will use the water for drought protection, and to enhance the water quality of the Truckee River. This partnership arrangement keeps the infra-structure in use, exercises the groundwater basin, so that data may be developed to bring in the remaining 5,000 acre-feet to the Truckee Meadows Service Area. The 8,000 acre-feet of groundwater will support a much needed inventory of new homes in the Reno market, specifically in the North Valleys area. The Fish Springs Ranch property is a fully operational ranch with 180,000 acres of a Bureau of Land Management grazing allotment, in addition to our private ground. The land and allotment is used for grazing, and our stock water incorporation with the Nevada Division of Wildlife is used for wildlife whose habitat exists in and around all of our holdings. The ranch also grows alfalfa hay. In addition to the ranching operations, we have leased approximately 2,600 acres to an alternative energy developer for solar power and battery storage. We intend to continue to find ways to manage the ranch properties to achieve its highest and best use. FISH SPRINGS RANCH PROJECT

Vidler Water Resources, Inc. Northern Nevada Projects, continued: VIDLER Water. Quality. Life. In August of 2006, the Carson City Open Space Board initiated an assessment of various properties adjoining the Carson River in Eagle Valley, where the capital city is located. Commonly know as the Anderson River ranch or “Buzzy’s Ranch”, the property was comprised of approximately 395 acres and included a large quantity of water rights that had been used to irrigate the property since the 1860’s. The Carson City Open Space Board identified, through community involvement on open space properties, that the number one priority within the community was for the acquisition of properties such as Buzzy’s Ranch that adjoined the Carson River. The appraised price for Buzzy’s Ranch was $4,000,000.00, without any of the appurtenant water rights. Due to the cost of the property, without the water rights, Vidler contacted the Carson City Mayor’s office and the open space Manager and offered to acquire the water rights from the family ownership, if Open Space could acquire the real property. The City, Open Space, and Vidler worked with our federal delegation to secure some Land and Water Conservation monies to assist in funding of the land purchase, and Vidler acquired the appurtenant water rights. Vidler, after acquisition of the water rights from Buzzy’s Ranch, worked with Lyon County (the adjacent county east of Carson City) and Carson City to resolve water supply issues between the two communities in times of shortage and during emergencies occasioned by wildland fires and water supply failures affecting either or both communities. To that end, Vidler constructed a 5.5-mile pipeline to connect, or “intertie,” the municipal water systems of Carson City and Dayton Utilities (located in Lyon County). In the fall of 2011, the Carson City Park System named Vidler Water Company, Business of the Year. The results of this collaboration are still affecting both communities in a positive and environmentally sound manner a decade later. To date, Vidler owns approximately 1,350 acre-feet of municipal water rights, and owns or has under option, approximately 4,950 acre-feet of Carson River agricultural river water rights . Vidler expects the demand for these sustainable water supplies to come from industrial users and new housing development in Lyon County. We continue to work on infra-structure rights of way that can be used to access future developments further east along the US 50 corridor that continues to Stagecoach and Silver Springs, Nevada, where there is a need for a sustainable water supply. CARSON/LYON INTERTIE PROJECT

Southern Nevada – Lincoln County-Vidler Teaming Agreement

- 2,900 acre-feet permitted water rights:
  - Additional water may be awarded after 8 years of pumping, up to 4,340 AF.
- The pipeline will deliver water from Tule Desert to the Lincoln County Land Act.
  - This is the only water supply available for ~13,000 acres
- Additional work on the Plan of Development for the Tule Desert pipeline project includes:
  - Developing plan & profiles for the pipeline route.
  - Engaging engineering consultant to model the pipeline pressures.
  - Continue working with the BLM to move the project forward.



Clover Valley
Water
Pipeline
Tule Desert
Utility Corridor
Gas & Electricity
Lincoln County Land
Act Lands

VIDLER
Water. Quality. Life.

Arizona – Colorado River Water Shortage VIDLER Water. Quality. Life. Colorado River Lower Basin Drought Contingency Plan Arizona’s Contributions: • Tier 0 – 192,000 acre-feet • Current conditions – Arizona’s share of Central Arizona Project (CAP) water is reduced by this amount • Does not affect on-river users • Impacts excess water (when available) and the agricultural allotment • Tier 1 – 512,000 acre-feet • Projected conditions – based on US Bureau of Reclamation study released mid-August 2021 • Based on projected Lake Mead elevation below 1,075 feet • Becomes effective January 1, 2022 • For Arizona, an additional 320,000 acre-feet cut • Again does not affect on-river users • Reduce the agricultural allotment • Municipalities planning for shortage • Beyond Tier 1 only gets worse (see diagram)

Vidler Assets in Arizona: Long-Term Storage Credits (LTSC’s) Location LTSC (AF) Harquahala INA 250,683 Phoenix AMA 28,147 Phoenix AMA Harquahala INA California Nevada Utah New Mexico Colorado Pinal AMA VIDLER Water. Quality. Life. • These LTSCs can be used for Assured Water Supplies throughout the Phoenix and Pinal Active Management Areas (AMA). • Also for back-filling for surface water supplies during times of drought. • In order to bank this supply, Vidler had to add an additional 5% to the aquifer systems, where banked. This is over 20,000 acre-feet benefit to surrounding aquifers

$ millions Cash 9.49 Real Estate and Water Resource Assets 159.44 Deferred Tax Assets 9.16 Other 1.89 TOTAL ASSETS 179.98$ Unearned Revenue & Other Liabilities (2.12) TOTAL NET ASSETS 177.86$ Total Shares Outstanding 18,475,625 Vidler Water Resources Inc. Summary Balance Sheet March 31, 2021 VIDLER Water. Quality. Life.

Vidler Water Resources Inc. Operating Cash Flow & Share Repurchase Summary VIDLER Water. Quality. Life. $ millions Year Ended December 31, 2018 3.04 Year Ended December 31, 2019 15.61 Year Ended December 31, 2020 1.79 Quarter Ended March 31, 2021 1.07 Total Operating Cash Flow in 3.25 Year Period 21.51$ Purchases of Treasury Stock in the 3.25 Year Period (4,706,037 shares) (49.02)$